UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 14, 2008
CANARGO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32145	91-0881481

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

CanArgo Energy Corporation
P.O. Box 291, St. Peter Port
Guernsey, British Isles	GY1 3RR

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(44) 1481 729 980

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The matters discussed in this Current Report on Form 8-K include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
Section 7—Regulation FD

Item 7.01.	Regulation FD Disclosure.
January 14, 2008 — Guernsey, Channel Islands — CanArgo Energy Corporation (“CanArgo” or the “Company”) (OSE: CNR, AMEX: CNR) today provided an update on its Georgia operations including the planned acid fracturing stimulation of the Manavi 12 well.
The mobilisation of equipment by Schlumberger to Georgia for the planned acid fracturing stimulation of the Manavi 12 well is progressing well. Despite the severe weather conditions with heavy snow falls across the country and sub -20oC temperatures since the beginning of the year, approximately 70% of the equipment has been delivered to the well site. The remaining equipment is expected to be on site within the next few days. Schlumberger personnel have arrived in the country and have already started to prepare and test the equipment for the acid fracturing operation which will commence once the equipment has been rigged up, this operation itself being subject to an improvement in the weather conditions. Once the acid has been successfully pumped, the spent chemicals will be flowed back and the well will be prepared for production testing.
Production at the Ninotsminda Field averaged approximately 450 barrels of oil per day gross and approximately 2.13 million cubic feet (61,360 cubic metres) of gas per day during 2007 and the daily average for January 2008 to date is approximately 420 barrels of oil and 2.4 million cubic feet (68,000 cubic metres) of gas. Further to an ongoing technical re-evaluation of the field, the company believes that there are significant potential reserves remaining both within and surrounding the main field area and the company is working on a production enhancement strategy to increase the level of production subject to financing being available.
Such production enhancement strategy might include:
1.	Drilling a new well into the undeveloped eastern part of the field. This would be a highly deviated well from the vicinity of the N98H surface location with up to two horizontal sections being completed in the Middle Eocene reservoir interval. The eastern part of the Ninotsminda Field has not been exploited because most of the area falls within an environmental protection zone where drilling is prohibited. The N98 horizontal well is the most easterly producing well on the field and although not oriented in an optimal direction so as to best encounter the sub vertical fractures which are important for production, the well has produced approximately 510,000 barrels of oil to date and continues to produce at a steady rate of approximately 200 barrels of oil per day (bopd) with less than 1% water cut. More optimally oriented horizontal wells such as N4H and N100H1 initially tested at rates of approximately 2,000 bopd.

2.	The use of new technology such as radial drilling to produce trapped oil from shallower reservoirs overlying the main Middle Eocene reservoir. Previous attempts to produce these zones using perforations were largely unsuccessful due to near well bore reservoir damage caused by unsuitable drilling fluids used in Soviet times. It is believed that radial drilling could have the ability to reach beyond this damage and the Company is currently in discussion with a service provider both on the suitability and availability of this technology.

3.	General workover activity such as the application of perforations to unproduced reservoir intervals and the use of water isolation techniques to suppress water flow and increase oil production.

4.	Following the completion of testing operations at M12, consideration may be given to mobilising CanArgo rig #2 to the N52 well to complete the fishing operation to extract the remaining portion of drill pipe, tubing and a milling assembly which was left in the well when it was originally drilled in Soviet times. In 2007, approximately 7,155 feet (2,181 metres) of tubing was recovered from the well before the pulling capacity of Rig #1, which is a much lighter rig than Rig #2, was reached. On accessing the borehole, it would be planned to perforate the Middle Eocene reservoir interval and put the well on production. Well N52 is located in the eastern part of the Ninotsminda Field and was never put into production due to the presence of the fish.

5.	On the northern flank of the Ninotsminda Field is a potentially large accumulation of oil in the Oligocene interval which has been established by the N78 well. This well, drilled several years ago, initially tested oil at rate of 1,074 bopd, but never produced at this high rate due to the incursion of water due to what is believed to be a poor cement bond behind the casing. A new vertical well to the west of N78 is being considered in order to better exploit this accumulation.
It was previously announced that Georgian Oil & Gas Corporation (GOGC), who owns and maintains the gas pipeline system in Georgia and is responsible for the security of gas supply and diversification of such supply routes, had proposed to connect the region of Georgia within which the Ninotsminda Field is located to the Georgian domestic gas grid. This work was expected to be completed before the end of 2007, but due to bad weather and for other reasons, GOGC has now indicated a planned completion date of February 5, 2008. The completion of this project will allow the Company access to a wider gas market area for its production with the potential for higher prices and sales on an all year round basis. The Company and GOGC, who is also the State representative in the Production Sharing Contract, plan to market their respective shares of gas produced from the Ninotsminda Field jointly and are currently working on a number of alternatives to maximise gas sales.
Vincent McDonnell, President and Chief Executive Officer commented, “Given the adverse weather conditions experienced in Georgia since the beginning of the year, the shipping agent, Schlumberger and our people are making excellent progress in getting the fracturing equipment to M12 with the minimum of delays. At this time, we are still on target to commence production testing the well before the end of the month.” Mr. McDonnell also said, “With the continuing high oil prices, we have been working hard to devise a production enhancement strategy for the Ninotsminda Field. There are a number of operations with low to medium risk which can be undertaken in the short to medium term which afford excellent potential to increase production subject, of course, to financing being available. We are also working with our partner, GOGC, on gas sales and hope to be able to increase revenues and gas production from the field following the completion of the pipeline by GOGC.”
The information in this report (including its exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability of that section. The information in this report (including its exhibit) shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
Copies of the Press Releases are attached hereto as Exhibit 99.1
Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit No.	Exhibit Description

99.1	Press Release dated January 14, 2008 issued by CanArgo Energy Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION
Date: January 18, 2008	By:	/s/ Elizabeth Landles
Elizabeth Landles, Corporate Secretary